Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-155937) and related Prospectus for the registration of an indeterminate amount of rights to purchase bearer depositary receipts in respect of ordinary shares of ING Groep N.V., and to the incorporation by reference therein of our report dated October 23, 2009, with respect to the consolidated financial statements and schedules of ING Groep N.V., included in its Report of Foreign Private Issuer (Form 6-K) filed with the Securities Exchange Commission on October 23, 2009, and our report dated March 16, 2009 with respect to the effectiveness of internal control over financial reporting of ING Groep N.V., included in its Annual Report on Form 20-F for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 19, 2009.
Amsterdam, The Netherlands
October 23, 2009
/s/ Ernst & Young Accountants LLP